Exhibit 99.1

FOR IMMEDIATE RELEASE                                                       Contact:
                            Mike Van Handel
                            Manpower Inc.
                            +1.414.906.6305
                            michael.vanhandel@manpower.com

Manpower Inc. Reports 3rd Quarter 2009 Results

    MILWAUKEE, WI, USA, October 21, 2009 – Manpower Inc. (NYSE: MAN) today reported that earnings per diluted share for the three months ended September 30, 2009 were a loss of 64 cents compared to a loss of 55 cents in the prior year period. Revenues for the third quarter were $4.2 billion, a decrease of 26 percent from the year earlier period, or a decrease of 22 percent in constant currency.

Third quarter 2009 results include a loss on the sale of an equity investment and a goodwill impairment charge totaling $71.3 million ($66.3 million after tax) or 84 cents per diluted share. Also included in third quarter results is a $7.5 million ($4.6 million after tax) or 6 cents per diluted share charge related to the repayment of our revolver borrowings and the extinguishment of an interest rate swap agreement in October. Excluding these charges, third quarter net earnings would have been $20.5 million, or 26 cents per diluted share.

Third quarter results were unfavorably impacted by 2 cents per diluted share as foreign currencies were relatively weaker compared to the third quarter of 2008.

Third quarter 2008 results include a goodwill and intangible asset impairment charge of $163.1 million ($154.6 million after tax) or $1.97 per diluted share.

Jeffrey A. Joerres, Manpower Inc. Chairman and Chief Executive Officer, said, “We continued to experience sluggish demand for our services as the labor markets throughout the world were hampered by lack of demand for companies’ products and services. All of our major operations contributed to our better than expected profitability as revenue across the board was marginally stronger, however, the uptick in revenue is muted at this time compared to previous recoveries.

“The increases that we have seen in our revenue over the last quarter indicate that our decisions to preserve our office network at its current level are appropriate. We will continue to monitor the environment and make modifications if we experience deterioration in the existing trends.

“While the current economic environment makes forecasting demand for our services difficult, we anticipate the fourth quarter of 2009 diluted earnings per share to be in the range of $.17 to $.27, which includes an estimated positive currency impact of 3 cents,” Joerres stated.

Earnings per diluted share for the nine months ended September 30, 2009 were a loss of 37 cents compared to earnings of $1.75 per diluted share in 2008. Net earnings were a loss of $28.8 million compared to net earnings of $139.7 million in the prior year. Revenues for the nine-month period were $11.6 billion, a decrease of 31 percent from the prior year or 23 percent in constant currency. Foreign currency exchange rates had an unfavorable impact of 5 cents for the nine-month period.

Earnings per diluted share for the nine month period in 2009 include the loss on the sale of the equity investment and goodwill impairment charge totaling 84 cents, the charge of 6 cents related to the repayment of our revolver borrowings and extinguishment of an interest rate swap, and the first and second quarter reorganization charges totaling 17 cents. Earnings per diluted share for the nine month period in 2008 include the goodwill and intangible asset impairment charge of $1.93 (based on the weighted average shares for the nine-month period) and a net charge of 18 cents recorded in the second quarter related to an increase in our legal reserve and recoverable 2005 payroll taxes in France.

In conjunction with its third quarter earnings release, Manpower will broadcast its conference call live over the Internet on October 21, 2009 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry; creating and delivering services that enable its clients to win in the changing world of work. 60 years old in 2009, the company offers employers a range of services for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower's worldwide network of 4,000 offices in 82 countries and territories enables the company to meet the needs of its 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower's work is on raising productivity through improved quality, efficiency and cost-reduction across their total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands: Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2008, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,192.1	$5,668.4	-26.0%	-21.5%
Cost of services	3,485.5	4,640.8	-24.9%	-20.2%
Gross profit	706.6	1,027.6	-31.2%	-27.5%
Selling and administrative expenses, excluding impairment charges	664.6	843.5	-21.2%	-16.9%
Goodwill and intangible asset impairment (b)	61.0	163.1	-62.6%	-62.6%
Selling and administrative expenses	725.6	1,006.6	-27.9%	-24.3%
Operating (loss) profit	(19.0)	21.0	N/A	N/A
Interest and other expenses	29.3	13.4	118.0%
(Loss) earnings before income taxes	(48.3)	7.6	N/A	N/A
Provision for income taxes	2.1	50.8	-96.0%
Net loss	$(50.4)	$(43.2)	N/A	N/A
Net loss per share - basic	$(0.64)	$(0.55)	N/A
Net loss per share - diluted	$(0.64)	$(0.55)	N/A	N/A
Weighted average shares - basic	78.4	78.6	-0.3%
Weighted average shares - diluted	78.4	78.6	-0.3%

(a) Revenues from services include fees received from our franchise offices of $5.7 million and $8.0 million for the three months ended September 30, 2009 and 2008, respectively.  These fees are primarily based on revenues generated by the franchise offices, which were $200.3 million and $282.2 million for the three months ended September 30, 2009 and 2008, respectively.

(b) The goodwill impairment charge for the three months ended September 30, 2009 relates to our investment in Jefferson Wells. The goodwill and intangible asset impairment charge for the three months ended September 30, 2008 relates to our investment in Right Management. The impact on net earnings is $61.0 million and $154.6 million, or $0.78 and $1.97 per diluted share, for the three months ended September 30, 2009 and 2008, respectively.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$409.8	$519.8	-21.2%	-21.2%
Other Americas	243.5	293.0	-16.9%	-2.3%
	653.3	812.8	-19.6%	-14.4%

France	1,314.1	1,892.1	-30.5%	-26.8%
EMEA:
Italy	231.0	375.7	-38.5%	-35.3%
Other EMEA	1,381.8	1,951.7	-29.2%	-21.6%
	1,612.8	2,327.4	-30.7%	-23.8%
Asia Pacific	427.9	453.6	-5.6%	-10.5%
Right Management	135.7	108.3	25.4%	29.2%
Jefferson Wells	48.3	74.2	-34.9%	-34.9%
	$4,192.1	$5,668.4	-26.0%	-21.5%
Operating Unit Profit:
Americas:
United States (b)	$(0.9)	$12.1	N/A	N/A
Other Americas	5.5	6.5	-16.2%	2.9%
	4.6	18.6	-75.7%	-69.0%

France	10.6	66.1	-83.9%	-82.7%
EMEA:
Italy	8.6	29.3	-70.4%	-68.3%
Other EMEA	17.1	76.3	-77.7%	-76.1%
	25.7	105.6	-75.7%	-74.0%
Asia Pacific	4.0	8.0	-50.5%	-61.3%
Right Management	21.2	7.5	181.0%	176.4%
Jefferson Wells	(0.6)	(1.6)	N/A	N/A
	65.5	204.2
Corporate expenses	23.5	20.1
Goodwill and intangible asset impairment	61.0	163.1
Operating (loss) profit	(19.0)	21.0	N/A	N/A
Interest and other expenses (c)	29.3	13.4
(Loss) earnings before income taxes	$(48.3)	$7.6

(a) Our segment reporting was realigned during the first quarter of 2009 due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas reportable segments are reported as Americas. The Italy and Other EMEA reportable segments are reported as EMEA. Historical amounts have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $3.0 million and $4.5 million for the three months ended September 30, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $121.6 million and $175.4 million for the three months ended September 30, 2009 and 2008, respectively.

(c) The components of interest and other expenses were:
	2009	2008
Interest expense	$21.5	$16.2
Interest income	(1.7)	(5.4)
Foreign exchange gains	(0.6)	(0.6)
Miscellaneous (income) expense, net	(0.2)	3.2
Loss from sale of an equity investment	10.3	-
	$29.3	$13.4

Manpower Inc.
Results of Operations
(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a)	$11,635.8	$16,959.9	-31.4%	-23.4%
Cost of services	9,564.0	13,811.0	-30.8%	-22.5%
Gross profit	2,071.8	3,148.9	-34.2%	-27.0%
Selling and administrative expenses, excluding impairment charges	2,002.2	2,625.5	-23.7%	-15.5%
Goodwill and intangible asset impairment (b)	61.0	163.1	-62.6%	-62.6%
Selling and administrative expenses	2,063.2	2,788.6	-26.0%	-18.3%
Operating profit	8.6	360.3	-97.6%	-94.7%
Interest and other expenses	52.0	38.6	34.7%
(Loss) earnings before income taxes	(43.4)	321.7	N/A	N/A
Provision for income taxes	(14.6)	182.0	N/A
Net (loss) earnings	$(28.8)	$139.7	N/A	N/A
Net (loss) earnings per share - basic	$(0.37)	$1.77	N/A
Net (loss) earnings per share - diluted	$(0.37)	$1.75	N/A	N/A
Weighted average shares - basic	78.3	79.1	-1.0%
Weighted average shares - diluted	78.3	80.0	-2.1%

(a) Revenues from services include fees received from our franchise offices of $16.6 million and $23.6 million for the nine months ended September 30, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $533.3 million and $911.6 million for the nine months ended September 30, 2009 and 2008, respectively.

(b) The goodwill impairment charge for the nine months ended September 30, 2009 relates to our investment in Jefferson Wells. The goodwill and intangible asset impairment charge for the nine months ended September 30, 2008 relates to our investment in Right Management. The impact on net earnings is $61.0 million and $154.6 million, or $0.78 and $1.93 per diluted share, for the nine months ended September 30, 2009 and 2008, respectively.

Manpower Inc.
Operating Unit Results
(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$1,157.9	$1,482.9	-21.9%	-21.9%
Other Americas	683.4	869.9	-21.4%	-5.8%
	1,841.3	2,352.8	-21.7%	-16.0%

France	3,371.1	5,584.2	-39.6%	-32.9%
EMEA:
Italy	681.5	1,218.3	-44.1%	-37.6%
Other EMEA	3,903.7	5,856.1	-33.3%	-20.5%
	4,585.2	7,074.4	-35.2%	-23.4%
Asia Pacific	1,259.3	1,392.5	-9.6%	-10.1%
Right Management	429.8	328.6	30.8%	39.8%
Jefferson Wells	149.1	227.4	-34.4%	-34.4%
	$11,635.8	$16,959.9	-31.4%	-23.4%
Operating Unit Profit:
Americas:
United States (b)	$(21.2)	$34.1	N/A	N/A
Other Americas	14.2	21.9	-35.3%	-21.8%
	(7.0)	56.0	N/A	N/A

France	15.8	189.9	-91.7%	-90.8%
EMEA:
Italy	16.8	96.0	-82.5%	-80.8%
Other EMEA	14.0	209.1	-93.3%	-91.7%
	30.8	305.1	-89.9%	-88.3%
Asia Pacific	19.6	30.6	-36.0%	-44.4%
Right Management	92.6	27.7	234.1%	246.4%
Jefferson Wells	(18.3)	(5.8)	N/A	N/A
	133.5	603.5
Corporate expenses	63.9	80.1
Goodwill and intangible asset impairment	61.0	163.1
Operating profit	8.6	360.3	-97.6%	-94.7%
Interest and other expenses (c)	52.0	38.6
(Loss) earnings before income taxes	$(43.4)	$321.7

(a) Our segment reporting was realigned during the first quarter of 2009 due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas reportable segments are reported as Americas. The Italy and Other EMEA reportable segments are reported as EMEA. Historical amounts have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $7.4 million and $13.8 million for the nine months ended September 30, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $323.7 million and $602.7 million for the nine months ended September 30, 2009 and 2008, respectively.

(c) The components of interest and other expenses were:
	2009	2008
Interest expense	$48.5	$48.9
Interest income	(9.3)	(16.5)
Foreign exchange loss (gain)	0.9	(2.1)
Miscellaneous expenses, net	1.6	8.3
Loss from sale of an equity investment	10.3	-
	$52.0	$38.6

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Sep. 30	Dec. 31
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,200.6	$874.0
Accounts receivable, net	3,158.8	3,629.7
Prepaid expenses and other assets	191.5	119.9
Future income tax benefits	59.1	66.5
Total current assets	4,610.0	4,690.1
Other assets:
Goodwill and other intangible assets, net	1,362.6	1,388.1
Other assets	343.6	326.6
Total other assets	1,706.2	1,714.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	746.2	744.0
Less: accumulated depreciation and amortization	553.0	530.6
Net property and equipment	193.2	213.4
Total assets	$6,509.4	$6,618.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,007.9	$903.2
Employee compensation payable	200.9	213.2
Accrued liabilities	515.7	577.9
Accrued payroll taxes and insurance	550.7	617.5
Value added taxes payable	417.7	479.2
Short-term borrowings and current maturities of long-term debt	177.3	115.6
Total current liabilities	2,870.2	2,906.6
Other liabilities:
Long-term debt	731.6	837.3
Other long-term liabilities	341.4	390.5
Total other liabilities	1,073.0	1,227.8
Shareholders' equity:
Common stock	1.0	1.0
Capital in excess of par value	2,533.6	2,514.8
Retained earnings	1,143.5	1,201.2
Accumulated other comprehensive income (loss)	113.4	(8.9)
Treasury stock, at cost	(1,225.3)	(1,224.3)
Total shareholders' equity	2,566.2	2,483.8
Total liabilities and shareholders' equity	$6,509.4	$6,618.2

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	Sep. 30
	2009	2008
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(28.8)	$139.7
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	72.8	81.9
Non-cash goodwill and intangible asset impairment	61.0	163.1
Deferred income taxes	(12.1)	(36.8)
Provision for doubtful accounts	20.9	14.2
Loss from sale of an equity investment	10.3	-
Share-based compensation	12.5	15.3
Excess tax benefit on exercise of stock options	(0.1)	(0.5)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	648.6	76.8
Other assets	(69.5)	(35.5)
Other liabilities	(303.7)	31.0
Cash provided by operating activities	411.9	449.2
Cash Flows from Investing Activities:
Capital expenditures	(27.0)	(70.6)
Acquisitions of businesses, net of cash acquired	(21.3)	(224.4)
Proceeds from the sale of an equity investment	13.3	-
Proceeds from the sale of property and equipment	3.3	4.1
Cash used in investing activities	(31.7)	(290.9)
Cash Flows from Financing Activities:
Net (repayments) borrowings of short-term facilities and long-term debt	(88.7)	87.4
Proceeds from share-based awards	9.7	12.5
Excess tax benefit on exercise of stock options	0.1	0.5
Repurchases of common stock	-	(125.3)
Dividends paid	(29.0)	(29.2)
Cash used in financing activities	(107.9)	(54.1)
Effect of exchange rate changes on cash	54.3	(9.7)
Change in cash and cash equivalents	326.6	94.5
Cash and cash equivalents, beginning of period	874.0	537.5
Cash and cash equivalents, end of period	$1,200.6	$632.0